EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

DATED AS OF SEPTEMBER 29, 2023

between

KENILWORTH SYSTEMS CORPORATION

and

STEVEN SWANK

This Share Exchange Agreement (the “Agreement”) dated as of September 29, 2023, between KENILWORTH SYSTEMS CORPORATION, a corporation organized under the laws of State of Wyoming (“KENS” or “the Corporation”), and STEVEN SWANK (“SWANK”).

W I T N E S S E T H:

WHEREAS, KENS and SWANK desire to enter into a tax-free transaction under Section 368(a) of the Internal Revenue Code of 1986, as amended, pursuant to which the KENS transfers to SWANK, upon the terms and conditions set forth herein, 2,000,000 shares of its common stock, USD $0.01 par value (the “Shares”) in exchange for 600,000 shares of common stock of Regenecell, Inc. presently owned by SWANK;

NOW THEREFORE, for the consideration herein stated and in further consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties hereto agree as follows:

1. The Transaction

(a) Exchange of Shares KENS agrees to issue 2,000,000 Shares of its fully-paid and non-assessable Common Stock to SWANK in exchange for 600,000 Shares of fully-paid and non-assessable Common Stock of REgenecell, Inc., a Florida corporation, presently owned by SWANK.

(b) Transfer of Shares. Subject to the terms and conditions herein contained, KENS agrees to transfer to SWANK, and SWANK agrees to transfer to KENS on the Closing Date (as defined below), the respective Shares, free and clear of any lien, encumbrance, equity or adverse claim, all of which upon the issuance thereof in accordance herewith, shall be fully paid and non-assessable.

2. The Closing.

(a) Time and Place of Closings. The consummation of the transfer of the Shares shall occur at a closing (the “Closing”) to be held at the offices of KENS, or such other place, time, and date as may be mutually agreed upon by KENS and SWANK on or before September 30, 2023. Such date is herein sometimes referred to as the “Closing Date”.

3. Representations and Warranties of KENS. KENS represents and warrants to SWANK as follows:

(a) Organization. KENS is a corporation duly organized, validly existing and in good standing under the laws of Wyoming and is duly qualified to do business and in good standing in each jurisdiction where such qualification is required. KENS has all requisite corporate power and authority to conduct its business as presently being conducted and as proposed to be conducted and to own properties. The Company has all requisite corporate power and authority to execute, deliver and perform all of its obligations under this Agreement.

(b) Authority. The execution and delivery by KENS of this Agreement, the performance of its obligations hereunder and the consummation by the Corporation of the transactions contemplated or referenced hereby:

(i) have been duly authorized by all necessary corporate action, do not contravene any provision of KENS’s charter or by-laws, and do not require KENS to obtain any consents, approvals or authorizations which have not been obtained;

(ii) do not violate any provision of any law, rule or regulation;

(iii) do not and will not result in a breach or constitute a default under any material agreement to which KENS is a party or by which any of its properties are bound, including, without limitation, any indenture, loan or credit agreement, lease, debt instrument or mortgage; and

(iv) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon or with respect to any of the properties owned by KENS.

This Agreement has been duly executed and delivered by KENS and constitutes the legal, valid and binding obligation of the Corporation enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally.

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(c) No Default. KENS (i) is not in default under any law, rule or regulation, order, writ, judgment, injunction, decree, determination, award, indenture, loan or credit agreement, lease, debt instrument or mortgage or any other agreement of the Corporation, (ii) is not aware of any fact, circumstance, condition or other state of affairs that, with the giving of notice or the lapse of time, will constitute such default, and (iii) will not be in any such default by virtue of the transactions contemplated hereby.

(d) The Shares.

(i) The Shares will have been duly and validly authorized by all necessary action on the part of KENS as of the Closing Date.

(ii) When issued and delivered pursuant to this Agreement, the Shares will be duly and validly issued, fully paid and non-assessable.

(iii) The issuance, sale and delivery of the Shares are not subject to any pre-emptive right of stockholders of KENS arising under law or the Certificate of Incorporation or By-laws or any contractual right of first refusal or other right in favor of any person.

(e) Authorized Capital. The authorized capital stock of KENS consists of 1,000,000,000 shares of Common Stock. There are no existing options, warrants, contracts, calls, commitments, demands or other agreements of any character to which KENS is a party relating to the authorized and issued or un-issued capital stock of KENS. All of the Shares which are issued and outstanding are fully paid and non-assessable. At no time has KENS issued any capital stock not duly authorized on the date of issuance thereof. All outstanding shares of the Corporation’s common stock have been issued in compliance with all applicable federal and state securities laws. On the Closing Date KENS will have a maximum of 50,004,185 Shares of Common Stock issued and outstanding.

(f) Subsidiaries, Affiliates and Joint Ventures. On the Closing Date KENS shall not own or control, directly or indirectly, any interest in, or any commitment to acquire any such interest in, any corporation, firm, partnership or organization and shall not be a party to any joint venture or similar affiliation.

(g) Consents and Approvals. The execution and delivery by the Corporation of this Agreement, the performance by KENS of its obligations hereunder and the consummation by KENS of the transactions contemplated hereby do not require the Corporation to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority.

(h) Litigation. There is no action, suit, claim, proceeding or investigation pending or to the best of the knowledge of the officers of KENS, threatened against the Corporation that could either individually or in the aggregate have a material adverse effect on assets of KENS, or result in any change in the current equity ownership of the Corporation. There is no action, suit, proceeding or investigation of KENS currently pending or that the Corporation intends to initiate.

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(i) Intellectual Property. KENS does not own any licenses, patents (and applications therefor), patent disclosures, trademarks, service marks, trade names, copyrights (and applications therefor), inventions, discoveries, processes, know-how, scientific, technical, engineering and marketing data, formulae and techniques (collectively, the “Intellectual Property”). KENS is not currently obligated or under any existing liability to make royalty or other payments to any owner of, licensor of, or other claimant to, any patent, trademark, service names, trade names, copyrights, or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as conducted prior to the Closing, or otherwise. KENS has not received any claim or any written communications alleging that KENS has violated or would violate any of the Intellectual Property of any other person or entity.

(j) Agreements. KENS is not a party to, or in any way obligated under, nor is any property or asset of the Corporation subject to, any contract, lease or other obligation, absolute or contingent.

(k) Properties. KENS does not own or lease any properties or assets.

(l) Licenses. KENS does not have any licenses and permits (federal, state, foreign and local). Prior to the Closing, no violations have been communicated to the Corporation in respect of any licenses or permits and no proceeding is pending or, to the knowledge of the officers of KENS, threatened toward the revocation of any such licenses or permits.

(m) Financial Statements. KENS will deliver to SWANK its audited balance sheet as of December 31, 2022 and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years ended December 31, 2021 and 2022 and the related unaudited statements of operations and cash flows for the quarter ended June 30, 2023 (hereinafter collectively referred to as the “Financial Statements”). The Financial Statements present fairly the consolidated financial position of KENS and subsidiaries, if any, as at the respective dates thereof and the related statements of operations, stockholders’ equity (deficiency) and cash flows for the years ended on such dates fairly present the results of operations, stockholders’ equity and accumulated deficit, and cash flows for the respective periods covered thereby. The Financial Statements, including the schedules and notes thereto, were prepared in accordance with United States generally accepted accounting principles (“US GAAP”) consistently applied throughout the periods indicated.

When delivered, the books and records of KENS will fairly reflect its assets, liabilities and operations.

Except as contemplated in this Agreement, since the respective dates of the Financial Statements, there has been no material adverse change in the financial condition or operations of KENS nor has there been any event which has occurred on or prior to the date hereof which in any way has or which will have such a material adverse effect.

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(n) Guarantees. KENS is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

(o) Accounting. KENS maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

(p) Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Financial Statements, KENS did not have, as of the respective dates of the Financial Statements, any debts, liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, including, without limitation, liabilities or obligations on account of taxes or other governmental charges or penalties, interest or fines thereon or in respect thereof. Since the respective dates of the Financial Statements, KENS has not incurred any liabilities or obligations outside the ordinary course of business. The Corporation does not know of any basis for the assertion against it of any debt, liability or obligation not fully reflected or reserved against in the Financial Statements.

(q) Intercompany and Affiliate Transactions; Insider Interests. There are no transactions, intercompany agreements or arrangements of any kind, direct or indirect, between KENS and any director, officer, employee, stockholder or relative or affiliate thereof, including, without limitation, loans, guarantees or pledges to, by or for KENS from, to, by or for any of such persons, that will be in effect on the Closing Date.

(r) Taxes. KENS has:

(i) filed or will file all tax returns required to be filed by any jurisdiction to which it is or has been subject,

(ii) paid or will pay in full all taxes due and all taxes claimed to be due by each such jurisdiction, and any interest and penalties with respect thereto, subject to audit by the taxing authority of such jurisdiction,

(iii) accrued or will accrue on its books all taxes for any period which are not yet due, and

(iv) will make payments of the taxes required to be deducted and withheld from the wages paid to its employees.

All federal, state, county and local tax returns, schedules, declarations and other tax related documents filed by KENS correctly reflect income, expense, deductions, credits and loss carryovers of KENS.  The Corporation has not received any notice of deficiency or assessment or proposed deficiency or assessment from any federal, state, local or foreign taxing authority which has not been paid.  There are no agreements, consents or waivers by KENS for the extension of the time for the assessment of any taxes or deficiencies against or with respect to its operations or assets, and no power of attorney granted by KENS with respect to any matter relating to taxes is currently in force.  The Corporation is not a party to any agreement pursuant to the Internal Revenue Code of 1986, as amended, to be treated as a Subchapter S Corporation.

(s) Insurance. KENS has no contracts of insurance in force on the Closing Date.

(t) Employee Benefit Plans. The Company does not maintain or contribute to, and has not heretofore maintained or contributed to, any “employee benefit plan”, including, but not limited to, any option, bonus, percentage compensation, profit sharing, deferred compensation, retirement, pension or union plan, or any other agreement, policy or practice providing pension or welfare benefits to its current or former employees.

(u) Environmental Matters. Notwithstanding anything to the contrary contained in this Agreement and in addition to the other representations and warranties contained herein:

(i) KENS and its respective operations are in compliance with all applicable laws, regulations and other requirements of governmental or regulatory authorities or duties under the common law relating to toxic or hazardous substances, wastes, pollution or to the protection of health, safety or the environment (collectively, “Environmental Laws”) and has obtained and maintained in effect all licenses, permits and other authorizations or registrations (collectively “Environmental Permits”) required under all Environmental Laws and are in compliance with all such Environmental Permits.

(ii) KENS has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any person (governmental or not) under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), or any other Environmental Laws, nor has the Corporation received notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any governmental agency with respect to any of its assets.

(iii) To the best knowledge of the officers of KENS, no hazardous substance, hazardous waste, contaminant, pollutant or toxic substance (as such terms are defined in any applicable Environmental Law and collectively referred to herein as “Hazardous Materials”) has been released, placed, dumped or otherwise come to be located on, at, beneath or near any of the assets or properties owned or leased by KENS or any surface waters or groundwaters thereon or thereunder in violation of any Environmental Laws or that could subject the Corporation to liability under any Environmental Laws.

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(iv) KENS does not own, lease or operate, and has never owned, leased or operated, aboveground or underground storage tanks.

(v) To the best of the knowledge of its officers of KENS, no condition exists on any of the real properties owned or leased by the Corporation that upon the failure to act, the passage of time or the giving of notice would give rise to liability under any Environmental Law.

(vi) To the best of the knowledge of the officers of KENS, there are no ongoing investigations or negotiations, pending or threatened administrative, judicial or regulatory proceedings, or consent decrees or other agreements in effect that relate to environmental conditions in, on, under, about or related to the Corporation, its operations or the real properties owned or leased by the Corporation.

(v) Labor Relations. KENS is not bound by or subject to any written or oral contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Corporation, has sought to represent any of its employees.

(w) Compliance with Applicable Laws. The operations of KENS have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over the Corporation, and its assets, properties and operations. KENS has not received notice of any violation of any such law, regulation, order or other legal requirements, or is in default with respect to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to the Corporation or any of its assets, properties or operations.

(x) No Material Adverse Change. Except as contemplated by this Agreement, since December 31, 2006, there has been no change in the business, properties, assets, condition (financial or otherwise), prospects, liabilities or operations of KENS, which, individually or in the aggregate has had, or is reasonably likely to have, a material adverse effect on the business or financial condition of the Corporation. KENS is not aware of any fact or facts, which, individually or in the aggregate, is or are reasonably likely to have a material adverse effect on its business or financial condition.

(y) Accuracy of Information. None of the representations, warranties or statements of KENS contained in this Agreement, or in the schedules or exhibits hereto, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading. All information relating to KENS which is known or would on reasonable inquiry be known to the Corporation or to the Corporation’s directors or officers and which may be material to a purchaser for value of the Shares has been disclosed in writing to SWANK and any such information arising on or before the Closing Date will forthwith be disclosed in writing to SWANK.

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(z) Securities Laws; Restricted Securities. None of the Shares have been registered under the Securities Act of 1933, as amended (the “Act”) or applicable state securities laws. The Shares have not been registered under the Act and are characterized as “restricted securities” under the Act. Therefore, they cannot be sold or transferred unless subsequently registered under the Act or an exemption from such registration is available. In this connection, KENS represents that it is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

4.  Representations and Warranties of SWANK.  SWANK represents and warrants that:

(a) Ownership of Renegecell, Inc. Shares. SWANK represents and warrants that he presently owns 1,000,000 Shares of fully-paid and non-assessable Shares of Common Stock of Regenecell, Inc., and that he has full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by or on the part of SWANK to authorize it to carry out this Agreement and the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by SWANK and constitutes the legal, valid and binding obligation of SWANK in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors’ rights or remedies generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby is prohibited by, or requires SWANK to obtain any consent, authorization, approval or registration under, any law, rule or regulation, other than as contemplated hereby, or any judgment, order, writ, injunction or decree, which is binding on SWANK or the terms of any contract to which the Company is a party.

(b) Acquisition Entirely for Own Account. The Shares of KENS will be acquired by SWANK for investment not as a nominee or agent, and not with a view to reselling, granting any participation in or otherwise distributing any of the Shares in a manner contrary to the Act or any applicable federal or state securities law, and SWANK has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person with respect to the Shares.

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(c) Stock Legend. SWANK understands that the certificates evidencing the Shares will bear a legend substantially as follows: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

 (e)  Access to Information.  SWANK has been given access to information regarding KENS, including, in particular, the current financial condition of the Corporation, and the risks associated therewith, and has utilized such access to its satisfaction for the purpose of obtaining information about KENS.

(f)  Sophistication.  SWANK is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Shares.

5.  Delivery of Documentation by KENS to SWANK.

KENS has delivered or made available to SWANK the following documents relating to SWANK copies of (a) its Certificate of Incorporation, as amended to date, certified by the Secretary of State for the State of Wyoming and (b) the By‑laws of the Corporation, certified as true, correct and complete by an appropriate officer of the Corporation.

6.   Conditions of Closing.

(a)  Conditions Precedent to the Closing Date; Obligations of the Company Hereunder.  All obligations of SWANK under this Agreement with respect to the exchange of the Shares on the Closing Date are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, except to the extent that KENS may waive any one or more thereof:

(i)  The representations and warranties of the Company contained in this Agreement (including the information contained in the schedules delivered pursuant to this Agreement, collectively referred to as the “Representations and Warranties”) shall be true on and as of the Closing Date, with the same effect as if said representations and warranties had been made on and as of the Closing Date; the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; except as disclosed in the Schedules hereto, since the respective dates of the Financial Statements, there shall have been no material adverse change in the business, operations, results of operations or condition (financial or otherwise) of the Company; and KENS shall have been furnished with a certificate of the Company, dated the Closing Date, certifying (A) in such detail as KENS may request, to the fulfillment of the foregoing conditions and (B) that to the best of its knowledge no fact or condition exists or is contemplated or threatened which might result in the future in a material adverse change in the business, operations, results of operations or condition (financial or otherwise) or prospects of the Company.

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(ii)  Except as may otherwise have been approved by KENS in writing or as otherwise disclosed to the Corporation, since the respective dates of the Financial Statements, the business of the Company shall have been conducted only in the ordinary course, and KENS shall have been furnished with a certificate of the Company, dated as of the Closing Date, certifying, in such detail as KENS may request, to the fulfillment of the foregoing conditions.  In this regard, the Company shall deliver schedules supplementary to the schedules described in this Agreement, which supplementary schedules shall be dated as of the Closing Date, and shall show the changes, if any, to the schedules delivered on or prior to the date of execution of this Agreement, and indicate the authority for each such change. Furthermore, the Company represents to KENS that prior to closing it shall have caused its indebtedness to be converted to equity.

(iii)  The Company shall have obtained and delivered to KENS all necessary consents to the transactions contemplated by this Agreement, which consents shall be in form and substance satisfactory to counsel for the Corporation.

(iv)   On the Closing Date, (A) there shall be no injunction, restraining order or order of any nature issued by any court of competent jurisdiction which directs that this Agreement or any material transaction contemplated hereby shall not be consummated as herein provided or compels or would compel SWANK to dispose of or discontinue the business or a portion of the business of the Company as a result of the consummation of any of the transactions contemplated hereby; and (B) there shall be no suit, action or other proceeding by any person pending before any court or governmental agency, or threatened to be filed or initiated, which, in the opinion of SWANK, is likely to result in the restraint or prohibition of the consummation of any transaction contemplated hereby or the obtaining of an amount in payment of damages from or other relief against any of the parties hereto or against any director or officer of SWANK or any of its affiliates, in connection with the consummation of any transaction contemplated hereby.

(v) Condition Precedent to the Obligations of the Company. All obligations of the Company under this Agreement are subject to the representations and warranties of KENS contained in this Agreement being true on and as of the Closing Date with the same effect as if said representations and warranties had been made on and as of the Closing Date.

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7.  Survival of Company’s Representations and Warranties and Covenants; Indemnification.

(a)  Representations and Warranties.  The Representations and Warranties contained herein and in any certificate, instrument or schedule delivered on the Closing Date, or prior thereto shall be deemed to have been relied upon notwithstanding any investigation heretofore or hereafter made or omitted by KENS and shall continue in full force and effect for one (1) years following the Closing Date.

(b)  Survival of Covenants.  All covenants made in this Agreement which by their terms are to be performed after the Closing shall survive the Closing, until they are performed.

9.  Waiver or Modification of Agreement.  No provision of this Agreement may be amended, waived or otherwise modified except by an instrument in writing signed by KENS and SWANK; provided, however, that any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive or modify in writing any term or condition hereof for his or its benefit at any time on or prior to the Closing Date.

10.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Florida.

11.  Notices, etc. All notices, requests, demands and other communications hereunder shall be given in writing (which includes telex, telecopier, facsimile and other wire transmission):

(a) if to KENS, to:

DANIEL SNYDER, PRESIDENT

(b) if to SWANK, to

STEVEN SWANK

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(or to such other address as such person shall specify by notice hereunder), and shall be deemed to be effective when given in such manner, provided, that any notice given other than in writing by registered or certified mail shall be confirmed in writing by registered or certified mail.

12. Section and Paragraph Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Expenses of Parties. Each of the parties hereto shall bear all expenses incurred by such party in connection with this Agreement including, without limitation, the charges of their respective counsel, financial advisors, accountants and finders, if any.

15.  Successors and Assigns.  The respective rights and obligations of the parties hereto shall not be assignable without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the heirs, distributees, successors and permitted assigns of the parties hereto.

16.  Entire and Sole Agreement.  This Agreement, including the schedules referred to herein, constitutes the entire agreement between the parties hereto and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.  None of the parties hereto shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the Closing Date in connection with this Agreement.  The parties hereto further acknowledge and agree that, in entering into this Agreement and in delivering the schedules, documents and instruments to be delivered on or before the Closing Date they have not in any way relied, and will not in any way rely, upon any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings, express or implied, not specifically set forth in this Agreement or in such schedules, documents or instruments.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

KENILWORTH SYSTEMS CORPORATION

By:	/s/ DANIEL SNYDER
Name:	Daniel Snyder
Chairman and President

STEVEN SWANK

By:	/s/ STEVEN SWANK
Steven Swank

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